EXHIBIT 10.12


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                       STOCK PURCHASE AND PLEDGE AGREEMENT

                                     BETWEEN

                           CHEMICAL LEAMAN CORPORATION

                                       AND

                                 PHILIP J. RINGO

                              DATED: AUGUST 9, 1995


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                       STOCK PURCHASE AND PLEDGE AGREEMENT

        This Stock Purchase and Pledge Agreement (the "Agreement") is made this 9th day of August, 1995, by and between CHEMICAL LEAMAN CORPORATION, a Pennsylvania corporation (the "Company") and PHILIP J. RINGO, a resident of the Commonwealth of Pennsylvania ("Ringo").

                                   BACKGROUND

        Pursuant to a letter agreement, dated June 2, 1995, among the Company, the Company's wholly-owned subsidiary, Chemical Leaman Tank Line, Inc. ("Tank Lines") and Ringo (the "Letter Agreement"), Ringo will be employed as the President and Chief Executive Officer of Tank Lines commencing on or about July 14, 1995. Paragraph 8 of the Letter Agreement also provides that the Company will sell to Ringo seventy six (76) shares of the common stock of the Company (the "Shares"). In order to consummate the transaction set forth in Paragraph 8 of the Letter Agreement, Ringo desires to purchase the Shares from the Company and the Company desires to sell the Shares to Ringo, all upon the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, and intending to be legally bound, Ringo and the Company hereby agree as follows:

                                    ARTICLE 1
                                 STOCK PURCHASE


     1.1. Purchase and Sale of the Shares. Subject to the terms and conditions set forth herein, Ringo hereby subscribes for and agrees to purchase from the Company and the Company hereby agrees to sell to Ringo, on the date hereof, the Shares.

                                    ARTICLE 2
                                  CONSIDERATION


     2.1. Purchase Price. As full payment for the Shares, on the date hereof, Ringo shall pay to the Company an amount equal to Six Thousand Dollars ($6,000.00) per Share, for an aggregate purchase price of Four Hundred Fifty Six Thousand Dollars ($456,000) (the "Purchase Price") by the delivery to the Company of a promissory note in the aggregate principal amount of $456,000 in substantially the form attached hereto as Exhibit A (the "Note").


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                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


     The Company represents and warrants as follows:

     3.1. Organization, Power, Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania, and has full corporate power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it.

     3.2. Power and Authority. The Company has the power and authority to execute, deliver and perform this Agreement. The Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws affecting the enforcement of creditors' rights generally.

     3.3. Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not contravene any provision of the Articles (Certificate) of Incorporation or Bylaws of the Company; nor violate, be in conflict with, or constitute a default under, cause the acceleration of any payments pursuant to, or otherwise impair the good standing, validity or effectiveness of any agreement, contract, indenture, lease, or mortgage, or subject any property or asset of the Company to any indenture, mortgage, contract, commitment, or agreement, other than this Agreement, to which the Company is a party or by which the Company or any of its assets is bound; or violate any provision of law, rule, regulation, order, permit, or license to which the Company is subject.

     3.4. Ownership of Shares. Upon issuance thereof, the Shares will be validly issued and outstanding, fully paid and nonassessable, not subject to preemptive or any other similar rights of the stockholders of the Company or others and will be free and clear of any and all liens and encumbrances (except for any restrictions imposed by this Agreement or by the Securities Act of 1933, as amended (the "Securities Act")).

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF RINGO


     Ringo hereby represents, warrants and acknowledges to the Company as follows:


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        (a) I am acquiring the Shares solely for my own account for investment purposes and not with a present view to resale or distribution of all or any part thereof. I have no present arrangement, understanding or agreement for transferring or disposing of all or any part of the Shares. I will not sell, transfer or otherwise dispose of any of my Shares, in any manner, unless at the time of any such transfer: (a) a Registration (as hereinafter defined) under the Securities Act and under the Applicable Laws (as hereinafter defined) is in effect with respect to the Shares to be sold, transferred or disposed of, and I comply with all of the requirements of the Securities Act and the Applicable Laws with respect to the proposed transaction; or (b) I have obtained and have provided to the Company an opinion from counsel satisfactory to the Company (as to both the counsel rendering such opinion and the substance of the opinion) that the proposed sale, transfer or disposition does not require Registration under the Securities Act or the Applicable Laws. As used herein: the term "Registration" means registration under the Securities Act and, with respect to the Applicable Laws, such registration thereunder (or, with respect to any of the Applicable Laws which do not provide for registration, such compliance therewith which is similar to registration) which has then resulted in statutory or administration authorization for the proposed transaction; and the term "Applicable Laws" means any applicable state securities laws and any other applicable law.

        (b) I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of an investment in the Shares and to form an investment decision with respect thereto. I and my advisers have made such investigation, review, examination and inquiry concerning the Company and its business and affairs as we have deemed appropriate; and I and my advisers, if any, have been offered the opportunity to ask such questions and obtain such additional information concerning the Company and its business and affairs as we have requested so as to understand the nature of the investment in the Shares, including without limitation, the merits and risks thereof, and to verify the accuracy of the information obtained as a result of such investigation.

        (c) I recognize that an investment in the Company is speculative and involves certain risks, and I have taken full cognizance of and understand and can evaluate all of the risks of the investment in the Shares. I have adequate net worth and means of providing for my current needs and personal contingencies to sustain a complete loss of my investment in the Company.

        (d) I understand that the Shares are being offered and sold in reliance on specific exemptions from the



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Registration requirements of Federal and state law and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the applicability of such exemptions and my suitability to acquire the Shares.

        (e) I understand that there is no established market for the Shares, nor is any such market expected to develop. I must therefore hold my Shares indefinitely unless a subsequent Registration or exemption therefrom is available and is obtained. No federal or state agency has approved or disapproved the Shares for investment or any other purpose.

        (f) No broker or finder has acted for me in connection with my purchase of the Shares and no broker or finder is entitled to any broker's or finder's fees or other commissions in connection therewith based on agreements between me and any broker or finder.

        (g) I am an accredited investor (as such term is defined in Regulation D under the Securities Act). I am a natural person and a resident of the Commonwealth of Pennsylvania. I am a citizen of the United States of America, am at least 21 years of age, and I have the legal capacity to execute, deliver and perform this Agreement.

        (h) All information which I have provided to the Company concerning myself, my financial position and my knowledge of financial and business matters, including all information contained herein.

        (i) Appropriate restrictive endorsement(s) will be placed upon the certificates evidencing the Shares subscribed to hereby to reflect the foregoing and that the Company will give appropriate stop transfer instructions to the person(s) in charge of the transfer of my Shares.

                                    ARTICLE 5
                                 PLEDGE OF STOCK


     5.1. Grant of Security Interest. Ringo hereby assigns, pledges and grants to the Company a security interest in the Shares, together with all additions thereto, substitutions or exchanges therefor, proceeds thereof and distributions thereon (which shall be referred to collectively herein as the "Collateral"), as collateral security for the Note and for the payment and performance of all indebtedness, liability and obligations of Ringo to Company (collectively, the "Obligations"), whether for principal, interest, fees, expenses



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or otherwise, now existing or hereafter created or arising under the Note and this Agreement (collectively, the "Documents"), all on the terms and conditions set forth in this Article 5. The Obligations shall include amounts for which Ringo has no personal liability pursuant to Paragraph 5 of the Note.

     5.2. Limitations on Encumbrances. Prior to the full payment and performance of the Obligations, Ringo agrees not to create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except the security interest under this Agreement.

     5.3. Additional Security. Prior to the full payment and performance of the Obligations, the Company shall be entitled to receive, as additional Collateral any and all additional shares of stock or any other property of any kind distributable on or by reason of the Shares pledged hereunder, whether in the form of or by way of stock dividends or otherwise, with the sole exception of normal, regularly declared cash dividends. If any of such property, other than such cash dividends, shall come into the possession or control of Ringo, Ringo shall hold or control and forthwith transfer and deliver the same to Company subject to the provisions hereof.

     5.4. Rights Prior to a Default. So long as no default has occurred under any of the Obligations or Documents and Ringo is in full compliance with the terms hereof:

        (a) Ringo shall be entitled to receive and retain any normal, regularly declared cash dividends paid on the Shares pledged hereunder.

        (b) Ringo may exercise all voting rights, if any, pertaining to the Shares for any purpose.

     5.5. Further Assurances. Ringo shall take all actions (and execute and deliver from time to time all instruments and documents) necessary or appropriate or reasonably requested by Company, to continue the validity, enforceability and perfected status of the pledge of the Shares hereunder.

     5.6. No Obligations. The Company shall be under no obligation to take any actions and shall have no liability (except for negligence or willful misconduct) with respect to the preservation or protection of the pledged Shares or any underlying interests represented thereby as against any prior or other parties.

     5.7. Extensions, etc. Ringo agrees that the Company, at any time and without affecting its rights in the pledged Shares and without notice to Ringo, may grant any extensions, releases or other modifications of any kind respecting the Documents,



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Obligations and any collateral security therefor and Ringo, except as otherwise provided herein or in the Documents, waives all notices of any kind in connection with the Obligations, the Documents and any changes therein or defaults or enforcement proceedings thereunder, whether against Ringo or any other party. Ringo hereby waives any rights it has at equity or in law to require the Company to apply any rights of marshalling or other equitable doctrines in the circumstances.

     5.8. Default. After the occurrence of an Event of Default (as defined in the Note) or if any representation, warranty or agreement of Ringo hereunder is breached or proves to be false (a "Default"):

        (a) The Company may transfer or cause to be transferred any of the pledged Shares into its own or a nominee's or nominees' names.

        (b) The Company shall be entitled to receive and apply in payment of the Obligations any cash dividends or other payment on the pledged Shares.

        (c) The Company shall be entitled to exercise in the Company's discretion all voting rights, if any, pertaining thereto and in connection therewith and at the written request of the Company, Ringo shall execute any appropriate dividend, payment or brokerage orders or proxies.

        (d) Ringo shall take any action necessary or required or reasonably requested by the Company, in order to allow the Company fully to enforce the pledge of the Shares hereunder and realize thereon to the fullest possible extent, including but not limited to the filing of any claims with any court, liquidator or trustee, custodian, receiver or other like person or party.

        (e) The Company shall have all the rights and remedies granted or available to it hereunder, under the Uniform Commercial Code as in effect from time to time in Pennsylvania, under any other statute or the common law, or under any of the Documents, including the right to sell the pledged Shares or any portion thereof at one or more public or private sales upon ten (10) days' written notice and to bid thereat or purchase any part or all thereof in its own or a nominee's or nominees' names, free and clear of any equity of redemption; and to apply the net proceeds of the sale, after deduction for any expenses of sale, including the payment of all the Company's reasonable attorneys' fees in connection with the Obligations and the sale, to the payment of the Obligations in any manner or order which the Company in its sole discretion may elect, without further notice



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to or consent of Ringo and without regard to any equitable principles of marshalling or other like equitable doctrines.

     5.9. Appointment as Attorney-in-Fact. Effective upon the occurrence of a Default, Ringo hereby irrevocably appoints Company as its attorney-in-fact to execute, deliver and record, if appropriate, from time to time any instruments or documents in connection with the Collateral, in Ringo or the Company's names.

     5.10. Duration of Provisions. The provisions of this Article 5 shall remain in full force and effect until the payment and satisfaction in full of the Obligations.

                                    ARTICLE 6
                            LIMITATIONS ON TRANSFERS


     6.1. General Limitation. Ringo agrees not to transfer any or all of the Shares except in accordance with the terms and subject to the conditions set forth in this Agreement.

     6.2. Limitations on Transfer. In the event Ringo desires to sell, or in any other way directly or indirectly, to transfer, assign, distribute, pledge, lien, hypothecate, or otherwise dispose of, either voluntarily or involuntarily, all or any portion of his Shares, Ringo shall first offer to sell the Shares which he desires to sell ("Offered Shares") to the Company by written notice of such desire ("Offer"). The Offer shall set forth the price per share which Ringo desires to receive for the Offered Shares, and the other terms and conditions upon which Ringo desires to sell the Offered Shares. In the event that any such Offer would require payment of consideration other than cash, the Company shall be entitled to pay for each share of Offered Shares, in lieu of such other consideration, in cash in an amount to be mutually agreed upon by Ringo and the Company in good faith, or if no agreement can be reached, an amount determined by an independent arbitration proceeding, which Ringo and the Company agree to institute promptly, to constitute the fair value of such consideration.

        (a) For a period of fifteen (15) days after the delivery of the Offer to the Company, the Company shall have the option, exercisable by written notice to Ringo, to accept the Offer. If the Company does not exercise its option to purchase the Offered Shares within the applicable fifteen (15) day period, the Company's option to purchase the Offered Shares shall terminate and Ringo shall have the right to sell the Offered Shares to a third party at a purchase price not less than the purchase price set forth in the Offer and substantially in accordance with the other terms and conditions of the Offer; provided, however, that if a transfer to a third party is not



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consummated within ninety (90) days after the expiration of the foregoing fifteen (15) day period at a purchase price not less than the purchase price set forth in the Offer and substantially in accordance with the other terms and conditions of the Offer, Ringo shall not be entitled to transfer the Offered Shares unless they are first reoffered to the Company in accordance with the foregoing procedures of this Section.

        (b) Settlement for the purchase of Offered Shares by the Company pursuant to this Section shall be made within thirty (30) days following the date of exercise of the option. Settlements for the purchase and sale of Offered Shares shall, unless otherwise agreed to, be held at the principal offices of the Company during regular business hours. The precise date and hour of settlement shall be fixed by the Company (within the time limits allowed by the provisions of this Agreement) by notice in writing to Ringo given at least five (5) days in advance of the settlement date specified. At settlement, the Offered Shares being sold shall be delivered by Ringo to the Company, duly endorsed for transfer or with executed stock powers attached, with any necessary documentary and transfer tax stamps affixed by Ringo. In the event of the purchase of Offered Shares by the Company, the Company shall pay the purchase price either (i) in cash or by certified or cashier's check at settlement or
(ii) pursuant to the payment terms set forth in the Offer.

        (c) This Section shall not apply to a transfer of Shares by Ringo to his spouse, parents, siblings or lineal descendants or any such persons or to a trust for the benefit of any of the foregoing (including trusts for such Ringo's benefit); provided, that any such transferee shall agree in writing to be bound by, and to comply with, all applicable provisions of this Agreement; provided, further, that any shares so transferred shall be subject to the security interest granted herein and shall be held by the transferee subject to the rights, obligations, sale/repurchase rights and other burdens which would be imposed on Ringo with respect to such Shares as if he had not transferred the shares.

     6.3. Duration of Provisions. The provisions of this Article 6 shall remain in full force and effect until the closing of the first public offering of the Company's common stock after the date hereof.

                                    ARTICLE 7

                                  MISCELLANEOUS

     7.1. Entire Agreement; Amendments. This Agreement, together with the Note and the Letter Agreement, constitute the entire understanding among the parties hereto with respect to the



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subject matter contained herein and supersedes any prior understandings and agreements among them respecting such subject matter. In the event of any inconsistency between this Agreement and the Letter Agreement, the terms of this Agreement shall control.

     7.2. Headings. The headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

     7.3. Gender; Number. Words of gender may be read as masculine, feminine, or neuter, as required by context. Words of number may be read as singular or plural, as required by context.

     7.4. Severability. If any provision of this Agreement is held illegal, invalid, or unenforceable, such illegality, invalidity, or unenforceability will not affect any other provision hereof. This Agreement shall, in such circumstances, be deemed modified to the extent necessary to render enforceable the provisions hereof.

     7.5. Waiver. The failure of any party hereto to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder.

     7.6. Assignment. No party hereto may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other parties hereto.

     7.7. Successors and Assigns. This Agreement binds, inures to the benefit of, and is enforceable by the successors and assigns of the parties hereto, and does not confer any rights on any other persons or entities.

     7.8. Governing Law. This Agreement shall be construed and enforced in accordance with the law of the Commonwealth of Pennsylvania.

     7.9. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof have been executed by all the parties hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     7.10. Personal Liability. Notwithstanding anything herein contained to the contrary, Ringo shall only be personally liable



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under the Note and this Agreement to the extent set forth in Paragraph 5 of the Note.

     7.11. Rule 701 Acknowledgement. The parties acknowledge that the offer and sale of the Shares are exempt from registration under the Securities Act by virtue of Rule 701 thereunder and other available exemptions.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ATTEST:                                      CHEMICAL LEAMAN CORPORATION

By: /s/ David M. Boucher                     By: /s/ Eugene C. Parkerson
   -----------------------                      ------------------------
   Title:                                       Title:

 Witness

/s/ [Illegible]                              /s/ Philip J. Ringo
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                                                 Philip J. Ringo